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                  CONSENT OF NAWROCKI, ROONEY & SIVERTSON, P.A.

       We hereby consent to the use of our name in this Registration Statement on Form SB-2 under the headings "Risk Factors -- Dependence on Patents and Proprietary Rights" and "Business -- Patents and Proprietary Rights" and to the references to our firm's opinion under such headings.

                                       NAWROCKI, ROONEY & SIVERTSON, P.A.




                                       By /s/ Lawrence M. Nawrocki
                                         ---------------------------
                                             Lawrence M. Nawrocki

Minneapolis, Minnesota
October 9, 1997